CENTRAL EUROPEAN MEDIA ENTERPRISES
REPORTS THIRD QUARTER 2005 RESULTS

THIRD QUARTER
- Net Revenues Increase 138% -
- Net Loss from Continuing Operations Improves $0.3 million to $(6.3) million -
- Segment EBITDA Increases by $15.7 million -

NINE MONTHS
- Net Revenues Increase 112% -
- Net Income from Continuing Operations grows $8.6 million to $13.3 million -
- Segment EBITDA Doubles -

HAMILTON, BERMUDA, November 3, 2005 - Central European Media Enterprises Ltd. (CME) (NASDAQ: CETV; Prague Stock Exchange: CETV) today announced financial results for the third quarter and nine months ended September 30, 2005.

TV Nova in the Czech Republic has been included in our consolidated and segment results from May 2, 2005.

Compared to the third quarter of 2004, consolidated net revenues for the third quarter of 2005 increased 138% to $87.1 million. Operating income for the quarter was $4.8 million compared to an operating loss of $(6.7) million in the third quarter of 2004. Net loss from continuing operations improved $0.3 million to $(6.3) million, and fully diluted loss per share in respect of continuing operations improved to $(0.16) from $(0.23) for the third quarter of 2004. Compared to the third quarter of 2004, Segment(1) EBITDA for the quarter increased 433% to $19.4 million.

Compared to the nine months ended September 30, 2004, consolidated net revenues for the nine months ended September 30, 2005 increased 112% to $248 million. Operating income increased $1.3 million to $9.4 million. Net income from continuing operations increased $8.6 million to $13.3 million, and fully diluted earnings per share in respect of continuing operations increased to $0.39 from $0.16. Compared to the nine months ended September 30, 2004, Segment(1) EBITDA for the nine months ended September 30, 2005 increased 101% to $87.6 million.

Michael Garin, Chief Executive Officer of CME, said, “The strength of our results in the third quarter, the slowest quarter for all commercial broadcasters, reflects excellent performance in our core markets as well as the transforming impact of the Czech acquisition. In our core markets of Romania, Slovak Republic, Slovenia and Ukraine, Segment Net Revenues increased in excess of 23% in the quarter and 21% for the nine month period, with Segment EBITDA margins in the quarter almost doubling to 23% and growing to more than 30% in the nine month period”

(1)
Segment Data, Segment Net Revenues and Segment EBITDA include certain operations that are not consolidated under US-GAAP and are all non US-GAAP measures (for further details see footnote (3) to the attached ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)). For a reconciliation to the most directly comparable US-GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)’ below. We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

Consolidated Results for the Three Months Ended September 30, 2005

Consolidated Net Revenues for the three months ended September 30, 2005 increased by 138% to $87.1 million from $36.5 million for the three months ended September 30, 2004. Operating income for the quarter was $4.8 million compared with an operating loss of $(6.7) million for the three months ended September 30, 2004. Net loss for the quarter was $(9.6) million compared to $(5.6) million for the three months ended September 30, 2004. Fully diluted loss per share was $(0.25) for the three months ended September 30, 2005 compared to $(0.20) for the three months ended September 30, 2004.

Headline Consolidated Results for the three months ended September 30, 2005 and 2004 were:

	CONSOLIDATED RESULTS (Unaudited)
	For the Three Months Ended September 30, (US $000’s)
	2005	2004	$ change	% change
Net Revenues	$87,067	$36,543	$50,524	138%
Operating income/(loss)	$4,792	$(6,736)	$11,528	Nm
Net loss from continuing operations	$(6,282)	$(6,590)	$308	5%
Net loss	$(9,614)	$(5,647)	$(3,967)	70%
Fully diluted loss per share from continuing operations (1)	$(0.16)	$(0.23)	$0.07	30%
Fully diluted loss per share (1)	$(0.25)	$(0.20)	$(0.05)	25%
(1) Restated in 2004. For further details see footnote (1) to the attached consolidated statement of operations.

Consolidated Results for the Nine Months Ended September 30, 2005

Consolidated Net Revenues for the nine months ended September 30, 2005 increased by 112% to $248.5 million from $117.3 million for the nine months ended September 30, 2004. Operating income for the nine months ended September 30, 2005 was $9.4 million compared with $8.1 million for the nine months ended September 30, 2004. Net income for the nine months ended September 30, 2005 was $7.9 million compared to $5.6 million for the nine months ended September 30, 2004. Fully diluted income per share was $0.23 for the nine months ended September 30, 2005, increasing $0.04 compared to the nine months ended September 30, 2004.

Headline Consolidated Results for the nine months ended September 30, 2005 and 2004 were:

	CONSOLIDATED RESULTS (Unaudited)
	For the Nine Months Ended September 30, (US $000’s)
	2005	2004	$ change	% change
Net Revenues	$248,480	$117,277	$131,203	112%
Operating income	$9,402	$8,058	$1,344	17%
Net income from continuing operations	$13,272	$4,659	$8,613	185%
Net income	$7,896	$5,557	$2,339	42%
Fully diluted earnings per share from continuing operations (1)	$0.39	$0.16	$0.23	144%
Fully diluted earnings per share (1)	$0.23	$0.19	$0.04	21%
(1) Restated in 2004. For further details see footnote (1) to the attached consolidated statement of operations.

Segment(1) Results

We evaluate the performance of our television operations based on Segment(1) Net Revenues and EBITDA (earnings before interest, taxes, depreciation and amortization).

Segment(1) Results for the Three Months Ended September 30, 2005

For the three months ended September 30, 2005, Total Segment(1) Net Revenues increased 109% to $98.8 million from $47.2 million for the three months ended September 30, 2004. Total Segment(1) EBITDA for the three months ended September 30, 2005 increased 433% to $19.4 million from $3.6 million for the three months ended September 30, 2004. Segment(1) EBITDA Margin for the three months ended September 30, 2005 increased to 20% from 8% for the three months ended September 30, 2004.

Our Total Segment(1) Net Revenues, Total Segment(1) EBITDA and Segment(1) EBITDA margin for the three months ended September 30, 2005 and 2004 were:

	SEGMENT (1) RESULTS (Unaudited)
	For the Three Months Ended September 30, (US $000's)
	2005	2004	$ change	% change
Total Segment Net Revenues	$98,787	$47,227	$51,560	109%
Total Segment EBITDA	$19,376	$3,637	$15,739	433%
Segment EBITDA Margin	20%	8%

Segment(1) Results for the Nine Months Ended September 30, 2005

For the nine months ended September 30, 2005, Total Segment(1) Net Revenues increased 85% to $292.5 million from $158.1 million for the nine months ended September 30, 2004. Total Segment(1) EBITDA for the nine months ended September 30, 2005 increased 101% to $87.6 million from $43.6 million for the nine months ended September 30, 2004. Segment(1) EBITDA Margin for the nine months ended September 30, 2005 increased to 30% from 28% for the nine months ended September 30, 2004.

Our Total Segment(1) Net Revenues, Total Segment(1) EBITDA and Segment(1) EBITDA margin for the nine months ended September 30, 2005 and 2004 were:

	SEGMENT (1) RESULTS (Unaudited)
	For the Nine Months Ended September 30, (US $000's)
	2005	2004	$ change	% change
Total Segment Net Revenues	$292,470	$158,118	$134,352	85%
Total Segment EBITDA	$87,620	$43,638	$43,982	101%
Segment EBITDA Margin	30%	28%

(1)
Segment Data, Segment Net Revenues and Segment EBITDA include certain operations that are not consolidated under US-GAAP and are all non US-GAAP measures (for further details see footnote (3) to the attached ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)). For a reconciliation to the most directly comparable US-GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)’ below. We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue

The Company will host a teleconference to discuss its results on Thursday, November 3, 2005 at 10:00 am (New York Time) (3:00 p.m. London Time, 4:00 p.m. Prague Time). Please note: Related presentation materials are available on our website, located at www.cetv-net.com. To access the teleconference, please dial +1 973-409-9259 (U.S. and international callers) ten minutes prior to the start time. The teleconference will also be available via live webcast on the Company’s website, located at www.cetv-net.com. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through November 10, 2005 that can be accessed by dialing +1 877-519-4471 (U.S. callers) or +1 973-341-3080  (international callers), passcode: 6652342. A replay will also be archived on the Company’s website.

This press release should be read in conjunction with our Form 10-Q for the period ended September 30, 2005, which was filed with the Securities and Exchange Commission on November 3, 2005, and our Form 10-K for the year ended December 31, 2004, filed with the SEC on March 15, 2005, as amended by our Form 10-K/A filed with the SEC on April 1, 2005.

The Company makes available, free of charge, on our website at http://www.cetv-net.com our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

Central European Media Enterprises Ltd. (CME) is a TV broadcasting company with leading stations in six Central and Eastern European countries reaching an aggregate of approximately 90 million people. The Company’s television stations are located in Croatia (NOVA TV), the Czech Republic (TV NOVA and GALAXIE SPORT), Romania (PRO TV, ACASA, PRO CINEMA and PRO TV INTERNATIONAL), Slovakia (MARKIZA), Slovenia (POP TV, KANAL A) and Ukraine (STUDIO 1+1). CME is traded on NASDAQ and the Prague Stock Exchange under the ticker symbol “CETV”.
###

For additional information, please visit www.cetv-net.com or contact:

Romana Tomasova, Director of Corporate Communications
Central European Media Enterprises
+44 20 7430 5357
romana.tomasova@cme-net.com

or

Jonathan Lesko / Mike Smargiassi (Investors)
Olga Shmuklyer (Press)
Brainerd Communicators, Inc.
+1-212-986-6667

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$000s, except share and per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2005	2004	2005	2004
Net revenues	$ 87,067	$ 36,543	$ 248,480	$ 117,277
Operating costs	15,331	9,055	44,733	22,464
Cost of programming	40,470	17,266	94,873	46,829
Depreciation of station fixed assets and other intangibles	8,908	2,080	15,903	4,940
Total station operating costs and expenses	64,709	28,401	155,509	74,233
Station selling, general and administrative expenses	12,766	6,676	32,256	14,560
Corporate operating costs (including non-cash stock based compensation of $ 0.6 million and $ 2.7 million for the three months ended September 30, 2005 and 2004, respectively and $ 2.3 million and $ 7.0 million for the nine months ended September 30, 2005 and 2004, respectively)	4,800	8,202	15,982	20,426
Impairment charge	-	-	35,331	-
Operating income/(loss)	4,792	(6,736)	9,402	8,058
Interest income	1,716	960	3,354	3,200
Interest expense	(11,574)	(599)	(18,305)	(1,484)
Foreign currency exchange gain/(loss), net	856	1,133	30,286	(789)
Other expense	(840)	(159)	(4,529)	(940)
Income/(loss) before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	(5,050)	(5,401)	20,208	8,045
Provision for income taxes	(2,206)	(1,120)	(8,112)	(8,059)
Income/(loss) before minority interest, equity in income of unconsolidated affiliates and discontinued operations	(7,256)	(6,521)	12,096	(14)
Minority interest in (income)/loss of consolidated subsidiaries	1,037	(153)	(3,644)	(610)
Equity in income of unconsolidated affiliates	(63)	84	4,820	5,283
Net income/(loss) from continuing operations	(6,282)	(6,590)	13,272	4,659
Discontinued operations - Czech Republic:
Pre-tax income from discontinued operations	-	107	164	62
Tax on disposal of discontinued operations	(3,332)	836	(5,540)	836
Net income/(loss) from discontinued operations	(3,332)	943	(5,376)	898
Net income/(loss)	$(9,614)	$(5,647)	$7,896	$5,557

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
(US$ 000's, except share and per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2005	2004	2005	2004

PER SHARE DATA:
Net income per share
Continuing operations - Basic (1)	$(0.16)	$(0.23)	$0.40	$0.17
Continuing operations - Diluted (1)	$(0.16)	$(0.23)	$0.39	$0.16
Discontinued operations - Basic	$(0.09)	$0.03	$(0.16)	$0.03
Discontinued operations - Diluted	$(0.09)	$0.03	$(0.16)	$0.03
Net income - Basic (1)	$(0.25)	$(0.20)	$0.24	$0.20
Net income - Diluted (1)	$(0.25)	$(0.20)	$0.23	$0.19

Weighted average common shares used in computing per share amounts (000s):
Continuing operations - Basic (as restated) (1)	37,883	28,167	33,549	27,705
Continuing operations - Diluted (as restated) (1)	37,883	28,167	34,378	29,021
Discontinued operations - Basic (as restated) (1)	37,883	28,167	33,549	27,705
Discontinued operations - Diluted (as restated) (1)	37,883	28,167	34,378	29,021
Net income - Basic (as restated) (1)	37,883	28,167	33,549	27,705
Net income - Diluted (as restated) (1)	37,883	28,167	34,378	29,021

(1) FAS 128 requires the same number of potential common shares used in computing the diluted per share amount for income from continuing operations be used in computing the diluted per share amounts for discontinued operations and net income where there is a loss from continuing operations. Also, in determining the weighted average number of common shares used in the earnings per share computations, it is required to calculate a weighted average number of shares issued and outstanding during the period. In the three months ended September 30, 2004, we incorrectly computed the fully diluted earnings per share for continuing operations and the fully diluted earnings per share. In the nine months ended September 30, 2004 we incorrectly computed the basic earnings per share for continuing operations, the fully diluted earnings per share for continuing operations, the basic earnings per share and the fully diluted earnings per share. We also incorrectly calculated basic and diluted weighted average number of shares outstanding in the three and nine months ended September 30, 2004. For further information, see Note 14, “Earnings Per Share” to the financial statements in our Form 10-Q.

Segment Data

We manage our business on a country-by-country basis and review the performance of each business segment using data that reflects 100% of operating and license company results. Our business segments are comprised of Croatia, the Czech Republic, Romania, the Slovak Republic, Slovenia and Ukraine.

We evaluate the performance of our business segments based on Segment Net Revenues and Segment EBITDA. Segment Net Revenues and Segment EBITDA include STS and Markiza (our operating and license companies in the Slovak Republic) for the nine and three months ended September 30, 2005 and STS, Markiza and Radio Pro in Romania for the nine and three months ended September 30, 2004. These entities are not consolidated under US GAAP.

Our key performance measure of the efficiency of our business segments is EBITDA margin. We define Segment EBITDA margin as the ratio of Segment EBITDA to Segment Net Revenue.

Our assets and liabilities are managed centrally and are reported internally in the same manner as the consolidated financial statements, consequently no additional segment information is provided in respect of assets and liabilities.

Segment EBITDA is determined as segment net income/loss, which includes costs for program rights amortization, before interest, taxes, depreciation and amortization of intangible assets. Items that are not allocated to our business segments for purposes of evaluating their performance and therefore are not included in Segment EBITDA, include:

•	expenses presented as corporate expenses in our consolidated statements of operations (i.e., corporate operating costs, stock-based compensation and amortization of intangibles);

•	changes in the fair value of derivatives;

•	foreign currency exchange gains and losses;

•	certain unusual or infrequent items (e.g., extraordinary gains and losses, impairments on assets or investments).

Segment EBITDA is also used as a component in determining management bonuses.

Below is a table showing our Segment EBITDA by operation and reconciling these figures to our consolidated US GAAP results for the three and nine months ended September 30, 2005 and 2004:

Reconciliation Between Consolidated Statements of Operations
and Segment Data (non US-GAAP)

	SEGMENT FINANCIAL INFORMATION
	For the Three Months Ended September 30,
	(US $000's)
	Segment Net Revenues (1)		Segment EBITDA
	2005	2004	2005	2004
Country
Croatia (NOVA TV)	$4,183	$3,740	$(4,786)	$(1,648)
Czech Republic (TV NOVA)	40,883	-	11,940	-
Romania (2)	21,138	16,089	7,831	4,432
Slovak Republic (MARKIZA TV)	11,720	9,892	876	122
Slovenia (POP TV and KANAL A)	7,655	7,576	1,032	1,073
Ukraine (STUDIO 1+1)	13,208	9,930	2,483	(342)
Total Segment Data	$98,787	$47,227	$19,376	$3,637

Reconciliation to Consolidated Statement of Operations:
Consolidated Net Revenues / loss before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	$87,067	$36,543	$(5,050)	$(5,401)
Corporate operating costs (including non-cash stock based compensation of $ 0.6 million and $ 2.7 million for the three months ended September 30, 2005 and 2004, respectively)	-	-	4,800	8,202
Unconsolidated equity affiliates (3)	11,720	10,684	876	91
Station depreciation	-	-	8,908	2,080
Interest income	-	-	(1,716)	(960)
Interest expense	-	-	11,574	599
Foreign currency exchange (gain), net	-	-	(856)	(1,133)
Other expense	-	-	840	159
Total Segment Data	$98,787	$47,227	$19,376	$3,637

(1) All net revenues are derived from external customers. There are no inter-segmental revenues.
(2) Romanian networks are PRO TV, PRO CINEMA, ACASA and PRO TV INTERNATIONAL for the three months ended September 30, 2005 and PRO TV, PRO CINEMA, ACASA, PRO TV INTERNATIONAL, PRO FM and INFOPRO for the three months ended September 30, 2004.

(3) Unconsolidated equity affiliates are STS and Markiza in the Slovak Republic for the three months ended September 30, 2005 and STS, Markiza and Radio Pro in Romania for the three months ended September 30, 2004.

	SEGMENT FINANCIAL INFORMATION
	For the Nine Months Ended September 30,
	(US $000's)
	Segment Net Revenues (1)		Segment EBITDA
	2005	2004	2005	2004
Country
Croatia (NOVA TV)	$16,791	$3,740	$(9,547)	$(1,648)
Czech Republic (TV NOVA)	88,647	-	40,226	-
Romania (2)	66,786	48,875	25,969	14,670
Slovak Republic (MARKIZA TV)	43,990	39,235	11,002	9,846
Slovenia (POP TV and KANAL A)	31,509	30,984	10,202	11,860
Ukraine (STUDIO 1+1)	44,747	35,284	9,768	8,910
Total Segment Data	$292,470	$158,118	$87,620	$43,638

Reconciliation to Consolidated Statement of Operations:
Consolidated Net Revenues / Income before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	$248,480	$117,277	$20,208	$8,045
Corporate operating costs (including non-cash stock based compensation of $ 2.3 million and $ 7.0 million for the nine months ended September 30, 2005 and 2004, respectively)	-	-	15,982	20,426
Impairment charge	-	-	35,331	-
Unconsolidated equity affiliates (3)	43,990	40,841	11,002	10,214
Station depreciation	-	-	15,903	4,940
Interest income	-	-	(3,354)	(3,200)
Interest expense	-	-	18,305	1,484
Foreign currency exchange (gain)/loss, net	-	-	(30,286)	789
Other expense	-	-	4,529	940
Total Segment Data	$292,470	$158,118	$87,620	$43,638

(1) All net revenues are derived from external customers. There are no inter-segmental revenues.
(2) Romanian networks are PRO TV, PRO CINEMA, ACASA and PRO TV INTERNATIONAL for the nine months ended September 30, 2005 and PRO TV, PRO CINEMA, ACASA, PRO TV INTERNATIONAL, PRO FM and INFOPRO for the nine months ended September 30, 2004.

(3) Unconsolidated equity affiliates are STS and Markiza in the Slovak Republic for the nine months ended September 30, 2005 and STS, Markiza and Radio Pro in Romania for the nine months ended September 30, 2004.